UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material under §240.14a-12

Blount International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On January 29, 2016, Blount International, Inc. distributed the following letter to its employees:

January 29, 2016

Dear Team Members,

We would like to update you on the proposed acquisition of Blount International (the “Company”) by American Securities LLC, a respected private equity firm, and P2 Capital Partners, LLC, our second largest shareholder. On December 9, 2015, the Company entered into a merger agreement with American Securities and P2, which provided for a “go-shop” period beginning when the agreement was signed and ending at 12:01 a.m. EST on January 29, 2016.

During the “go-shop” period, at the direction and under the supervision of the special committee of the Company’s board of directors (“Special Committee”), Greenhill & Co, Inc., financial advisor to the Special Committee, and Goldman Sachs & Co., financial advisor to the Company, acted as co-lead financial advisors in connection with the “go-shop” process. Representatives of Greenhill and Goldman Sachs contacted parties that they believed, based on their professional judgment and consultation with the Special Committee and Company management, might be capable of, and might be interested in, pursuing an acquisition of the Company. During the “go-shop” period, the two firms contacted a total of 91 parties, including 35 strategic parties, to solicit their interest in a possible acquisition of the Company.

Of the 91 parties contacted, 13 parties executed confidentiality agreements and were granted access to certain non-public information regarding the Company. Certain of these parties also asked diligence questions of, and received answers from, the Company and engaged in additional discussion with representatives of Greenhill and Goldman Sachs. However, none of the 91 parties contacted, nor any other party, submitted an alternative acquisition proposal to the Company prior to the expiration of the “go-shop” period.

Next Steps
A preliminary proxy statement was filed with the U.S. Securities and Exchange Commission (“SEC”) on January 12, 2016. The Company will mail a definitive proxy statement to shareholders promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the proxy statement.

The time, date, and place of a special meeting of shareholders – at which shareholders will vote – will be provided in the proxy statement. The special meeting of shareholders cannot occur sooner than 20 business days from the date of the definitive proxy mailing; however, we expect to schedule it for soon thereafter. The proposed transaction is expected to close shortly after approval by Blount’s shareholders and regulatory authorities, subject to the satisfaction or waiver of customary closing conditions and Blount’s ability to terminate the merger agreement to accept a superior proposal.

Our Future
The proposed transaction is a positive step for Blount and has the potential to provide a number of benefits. American Securities and P2, both of whom firmly believe in our Company and our strategy, have significant financial resources to invest in our growth, as well as in our manufacturing capabilities, brands, and people to help us achieve our stated goals.

4909 SE INTERNATIONAL WAY  |  PORTLAND, OREGON 97222-4601

We believe the proposed transaction will provide us with additional flexibility to execute our strategic plan as we continue to navigate the challenging macroeconomic environment, while providing immediate value to all shareholders. Both American Securities and P2 invest in leading companies in attractive industries that have experienced management and talented teams. If the proposed transaction is completed, we do not anticipate any fundamental changes to the Company, the Senior Leadership Team, or your responsibilities. We will largely operate as we do today – the Company will simply have different owners.

During this period, we all need to stay focused on our day-to-day responsibilities and continue to deliver the high-quality products that we are known for. As further material developments arise, we will provide you with updates.

If you are contacted by the media regarding today’s news, please refer them to David Dugan at +1.503.653.4692 or david.dugan@blount.com.

Thank you again for your continued commitment and dedication to Blount. The interest of P2 and American Securities in Blount is a testament to the strength and hard work of our talented team. We are confident we have a bright future ahead.

– Your Senior Leadership Team

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
“Forward looking statements” in this communication, including without limitation statements regarding the proposed transaction, the expected timetable for completing the proposed transaction, the Company’s “outlook,” “expectations,” “beliefs,” “plans,” “indications,” “estimates,” “anticipations,” “guidance” and their variants, as defined by the Private Securities Litigation Reform Act of 1995, are based upon available information and upon assumptions that the Company believes are reasonable; however, these forward looking statements involve certain risks and should not be considered indicative of actual results that the Company may achieve in the future. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, in particular, among other things, the ability to consummate the proposed transaction in the time frame expected by the parties or at all; any conditions imposed on the parties in connection with the consummation of the proposed transactions; the ability to obtain requisite regulatory approvals on the proposed terms and schedule; the ability to obtain approval of the transaction by the Company’s shareholders and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” and “Forward Looking Statements” sections of Blount’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

IMPORTANT ADDITIONAL INFORMATION
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by American Securities LLC and P2 Capital Partners, LLC.  In connection with the proposed acquisition, the Company filed a preliminary proxy statement with the SEC on January 12, 2016, and plans to file other relevant materials with the SEC, including the Company’s proxy statement in definitive form.  Before making any voting decision, stockholders of the Company are urged to read all relevant documents filed with the SEC, including the Company’s definitive proxy statement when it becomes available, because they contain important information about the proposed transaction and the parties to the proposed transaction.  Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from the Company on the Investor Relations Page of its corporate website at http://www.blount.com, or by directing a request to Blount International, Inc., Investor Relations, 4909 SE International Way, Portland, Oregon 97222.

Participants in Solicitation
The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction.  Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2015.  Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the preliminary proxy statement relating to the proposed transaction and other materials filed by the Company with the SEC, and will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.  Investors should read such materials carefully before making any voting or investment decision.